UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 12, 2007
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51663	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Anderson Mill Road, Suite 230, Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

(512) 828-6980
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item	Description
3.02	Unregistered Shares of Equity Securities.
9.01	Financial Statements and Exhibits.

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SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02         Unregistered Sales of Equity Securities.

On December 12, 2007, Uranium Energy Corp. (the "Company") closed its previously announced private placement offering, pursuant to which the Company has issued an aggregate of 1,800,000 units (each, a "Unit") at a subscription price of $3.75 per Unit, for gross proceeds of $6,750,000. Each Unit is comprised of one common share (each a "Unit Share") and one transferable common stock purchase warrant (each a "Warrant") of the Company. Each Warrant is exercisable for one additional common share of the Company (each a "Warrant Share") at an exercise price of $4.25 per Warrant Share for a period of one year from closing. The offering was completed through a syndicate of placement agents, with a cash commission of 6% ($405,000) having been paid by the Company to the placement agents at closing.

The Company relied on exemptions from registration under the United States Securities Act of 1933, as amended, provided by Regulation D and Regulation S, based on representations and warranties provided by the purchasers of the Units in their respective subscription agreements entered into between each purchaser and the Company.

The net proceeds of the offering will be used to advance the Company's Goliad project, for other exploration and development activities, for land and project acquisitions and for general corporate purposes.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01         Financial Statements and Exhibits

(a)       Financial Statements of Business Acquired.

Not applicable.

(b)       Pro forma Financial Information.

Not applicable.

(c)       Shell Company Transaction.

Not applicable.

(d)       Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
Date: December 13, 2007.	By: /s/ Amir Adnani___________________ Name: Amir Adnani Title: President, Chief Executive Officer, Principal Executive Officer and a director

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